UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

AEA-BRIDGES IMPACT CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39584	98-1550961
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 1093, Boundary Hall, Cricket Square, Grand Cayman	KY1-1102
(Address of principal executive offices)	(Zip Code)

+1 345 814 5825

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	IMPX.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	IMPX	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	IMPX.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2021, the board of directors of AEA-Bridge Impact Corp. (the “Company”) appointed Mr. Steven E. DeCillis II as a new director of the Company effective immediately. Mr. DeCillis has been appointed to serve on the audit committee, the nominating committee and the compensation committee, with such appointments effective upon becoming a director of the Company.

Steve DeCillis is an executive with over 25 years of experience in the private equity and investment management industry including senior leadership roles within the finance and administration, human resources, information technology and investor relations functions. In addition to his operational experience, Mr. DeCillis is a certified public accountant.

Mr. DeCillis has served as Partner and Chief Financial Officer of AEA Investors LP since 2011. Before joining AEA Investors LP, Steve spent over ten years at Ripplewood Holdings LLC, a middle market private equity firm, where he most recently served as chief financial officer and managing director and managed a team responsible for accounting, operating and administrative functions. Prior to Ripplewood, Mr. DeCillis worked in the assurance and business advisory services practice at PricewaterhouseCoopers LLP and in the controllers department at The Dreyfus Corporation.

The board of directors of the Company has affirmatively determined that Mr. DeCillis meets the applicable standards for an independent director under both the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934.

Mr. DeCillis will not be compensated by the Company for his services as a director and he has not entered into an employment agreement with the Company.

In connection with this appointment, Mr. DeCillis has entered into an Indemnity Agreement and a Letter Agreement with the Company on the same terms as the Indemnity Agreements and Letter Agreements entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

Other than the foregoing, Mr. DeCillis is not party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is either party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2021	AEA-BRIDGES IMPACT CORP.

	By:	/s/ John Garcia
	Name:	John Garcia
	Title:	Director, Chairman, Co-Chief Executive Officer